Exhibit 10.2

MEREDITH CORPORATION

Continuing Nonqualified Stock Option Award Agreement
for Non-Employee Directors

This Agreement is made as of ___________________ between Meredith Corporation, an Iowa corporation (the “Company”), and ___________________ (the “Director”), covering one or more grants of Nonqualified Stock Options by the Company to the Director under the Company's Amended and Restated 2004 Stock Incentive Plan or any successor plan (the “Plan”).

The terms of the Plan shall govern this instrument in all respects; and, in the event of a conflict between the terms of the Plan and any provision of this Agreement, the Plan shall control.

1.Grant of Stock Options. In consideration of valuable services rendered by Director to the Company and of the agreements hereinafter set forth, the Company has granted and may hereafter grant to the Director one or more options (the “Option” or “Options”) to purchase the number of shares of Common Stock of the Company, $1.00 par value, (the “Shares”) as set forth in the related Notice of Grant at the stated Option Price, which is 100% of the Fair Market Value on the date of grant, subject to the terms and conditions of the Plan and this Agreement. This Agreement shall govern all Options granted to the Director which have been granted subject to the Plan, and expressly includes all outstanding grants of Options which remain unvested and/or unexercised as of the date of this Agreement and all subsequent Options which may be granted from time to time under the Plan. With respect to each grant of Options, the date of grant, the number of Options granted and the vesting date or dates shall be set forth in a notice of the grant (“Notice of Grant”) in the form attached as Exhibit A hereto.
2.Restrictions. No Option granted under the Plan may be exercised during the first year following the date such Option was granted. Thereafter, each Option may be exercised on or after its vesting date as shown in the Notice of Grant, but not, in any event, more than ten years after the date such Option was granted.
3.Death, Disability or Retirement. Notwithstanding the foregoing limitations, any Option granted under the Plan shall become fully exercisable for the total number of shares covered by the Option upon the death, permanent disability or retirement of the Director prior to the vesting date or dates on any or all of the Options, as of the date of death, permanent disability or retirement. For these purposes, “permanent disability” shall mean any permanent incapacity that prevents such Director from providing effective service on the Board of Directors, and “retirement” shall mean (a) leaving the Board of the Company at the end of the full term for which the Director was elected, (b) retirement from the Board of the Company at any time at or after age 70, or (c) retirement at any time with the consent of the Board of the Company.
4.Forfeiture of Options. In the event of the termination of the Director's service on the Board of the Company for any reason other than death, permanent disability or retirement, all of the Options which are then vested may be exercised within 30 days of such termination, provided that, in no event shall this extension period continue beyond the expiration of the term of the Option(s). In addition, any such extension shall be applicable only to the extent that such Option or Options are vested and exercisable according to the terms of the Plan and this Agreement.
5.Procedure for Exercise of Options. Any Option granted under the Plan shall be deemed exercised on the date written notice of exercise of all or part of such Option is received by the Secretary of the Company or his representative, subject to any pre-clearance or blackout provision which may be in effect at the time of exercise. Such notice shall be signed by the Optionee or his or her legal representative; shall specify the number of full shares then elected to be purchased with respect to the Option; and unless a registration statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of Optionee that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed.
6.Payment for Shares. The Election to Exercise Options shall be either: (i) accompanied by a check payable to the order of the Company for the full purchase price of the shares pursuant to the terms of the Option, or the portion thereof so paid; or (ii) followed by prompt remittance of certificates representing shares of Common Stock (or certification of ownership of such shares), either duly endorsed in blank or accompanied by a duly endorsed stock power, representing a sufficient number of shares of Common Stock whose value, based on the fair market value of the Common Stock on the date of exercise, equals the full purchase price of the shares to be purchased, or the portion thereof, so paid; or (iii) any combination of the foregoing. Payment may also be made by delivering a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sales or loan proceeds to pay the exercise price.
7.Delivery of Certificates. Certificates representing the Shares as to which the Option has been exercised shall be delivered by the Company according to the instructions provided by the Director or his representative.
8.Rights of Shareholders. The Director shall have no interest in any shares covered by any Option granted under the Plan until certificates for such shares or book entry for uncertificated shares shall have been issued or recorded by Company's transfer agent. Any shares surrendered in payment shall be deemed outstanding until a new certificate or book entry representing the Shares purchased on the exercise of any Option is issued.
9.Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Director's lifetime, only by the Director or the Director's guardian or legal representative. If a non-employee director dies during the Option exercise period, any Option granted to such Director may be exercised by his estate or the person to whom the Option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, an Option shall be transferable to the Director's immediate family or trusts or family partnerships for the benefit of such persons.
10.Withholding Taxes. The exercise of an Option or Options to purchase Shares of Common Stock shall be conditioned on the Director's having made appropriate arrangements with the Company to provide for the payment of any taxes required to be withheld by Federal, State or local law in respect of such lapse.

11.Notices. All notices hereunder shall be in writing and shall be deemed to be given when delivered in person or upon the second day after the same are deposited in the U.S. mail, postage prepaid by certified mail, addressed as follows:
To the Company:
Meredith Corporation
1716 Locust Street, LS-101A
Des Moines, IA 50309
Attention: Corporate Secretary

To the Director:

_____________________________
_____________________________
_____________________________

12.Term of Agreement. This Agreement shall terminate on (a) expiration of Director's current term; (b) upon the completion of exercise of all Options granted to the Director; or (c) upon the expiration of all Options granted to the Director, whichever is last to occur.

13.Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns and the Director.

IN WITNESS WHEREOF, the parties have executed this Agreement, on and as of the date first above written.

MEREDITH CORPORATION

_______________________________________	_______________________________________
John S. Zieser, Chief Development	____________________, Director
Officer, General Counsel and Secretary	SSN: ____________________

EXHIBIT A

Notice of Grant
of
Nonqualified Stock Options
Grant of Nonqualified Stock Options under the Amended and Restated Meredith Corporation 2004 Stock Incentive Plan to ____________________.

Award Date	Grant Price	Number of Options Granted	Vesting Date	Expiration Date